Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report pertaining to The Union Central Life Insurance Company and Carillon Life Account dated March 16, 1998 and March 2, 1998, respectively, in Post-Effective Amendment Number 3 to the Registration Statement (Form S-6 No. 33-94858) and related Prospectus of Carillon Life Account of The Union Central Life Insurance Company.


                          /s/ Ernst & Young LLP
                              ERNST & YOUNG LLP

Cincinnati, Ohio
April 27, 1998